Exhibit 99.1
October 2, 2006
Mr. Mark N. Schwartz
Chairman of the Board and CEO
Hypertension Diagnostics, Inc.
2915 Waters Road
Suite 108
Eagan, MN 551212
Dear Mark:
As we have discussed previously, I hereby tender my resignation from the Board of Directors of Hypertension Diagnostics, Inc. (“HDI”), effective October 3, 2006. I have enjoyed my three years of service on the HDI Board and wish the company much success in its efforts to grow its business.
As you know, my resignation is purely for personal time management reasons in light of the three other company Boards on which I serve, and in no way reflects my thoughts about HDI’s prospects.
Sincerely,
Steven B. Gerber, M.D.